Exhibit 99.1

Propell Technologies CEO Issues Letter to Shareholders

Propell Technologies Group, Inc. (OTCQB:PROP) (the "Company"), the U.S. provider of a plasma pulse based enhanced oil recovery technology, today issued the following letter to shareholders.

Dear Shareholders,

I am very pleased to take the opportunity in this letter to introduce myself as your new CEO, to discuss recent developments at Propell and communicate our strategy to grow shareholder value going forward.

This year we expect will bring transformative changes to our Company, both on the corporate and strategic front.

The most significant is our plan to enter the exploration and production (E&P) business, acquire producing assets and leverage Propell’s patented plasma pulse technology to improve production.

The board of directors and I believe the current transitional period in petroleum E&P provides exceptional opportunities to apply our M&A and operational expertise to acquire and operate quality assets at low prices. We expect to

1.	acquire and grow distressed, producing assets through superior operational capabilities and efficiencies, and
2.	once oil prices strengthen, focus on reserve value creation and asset divestiture to other entities who will pay premiums for reliable and optimized production, such as Master Limited Partnerships (MLPs).

The purpose of this letter is to shed light on how we intend to achieve these strategic objectives, our near term milestones and what we believe to be our unique ability to execute on this plan.

This is the first of a number of periodic updates on our progress and strategy we expect to release over the coming year so that you can be more connected and informed as a valued shareholder.

I also want to recognize and applaud the efforts of my predecessor, John Huemoeller II who oversaw the commercial introduction of Plasma Pulse to the U.S. oil industry, the granting of a U.S. patent to the Company and the achievement of a valuable strategic partnership with Ervington Investments.

Relevant Background

I am a third generation oil and gas professional.  The early stages of my own career were technical, underpinned by geology and geophysics. This progressed into several senior management positions spanning more than 37 years of international and domestic E&P, business development and M&A.

Strategic Transition

Now, after a good two years of operational experience with Plasma Pulse, we have a better understanding of its capabilities and through the Novas Energy North America (NENA) joint venture have accelerated the growth of infrastructure required to expand its commercialization and apply it to proprietary assets acquired on favorable terms.

So a logical evolution of the strategy, especially during the current buyers’ market, which has been discussed in our prior corporate communications, would be to acquire distressed conventional assets.

Our plan is to optimize our assets and achieve superior shareholder value through increased production and proved reserve volumes from operational efficiencies, plasma pulse applications, drilling/workover programs, prudent capital allocation and general cost cutting.

Our Advantage

Over the years I’ve learned the key to E&P M&A success is a combination of consistent and reliable capital, rigorous due diligence, expeditious closing ability and superior execution.

Our largest shareholder provides us with capital access, rare for many independent oil companies of our current stage and size. Such reliability of capital should allow us to secure assets at more favorable terms and achieve greater margins, especially important in the current low oil price environment.

We believe the advantage of savvy in originating and performing due diligence required to close an acquisition expeditiously translates directly into greater value assets for lower costs. The team we intend to create has an unsurpassed track record in closing transactions speedily and on the best possible terms.

In addition, by using this technical and operational advantage to also drive our execution ability to optimize and improve our assets, we expect to achieve higher profits and a greater return on capital.

Initial Strategy in Low Oil Environment: Acquire and Grow Production

In the current low oil price environment, we will seek to acquire distressed untapped inventory in proven hydrocarbon producing areas, balanced against contract/execution risk, reducing cost and mitigating risk through internal financing and possibly further strategic partnering. We intend to leverage our strong balance sheet to establish superior technical and operational capabilities with key E&P hires and organization building.

End of Second Quarter Objectives

We plan to move swiftly to achieve these new objectives

●	Reshape the Company into an E&P focused entity by initiating a near term acquisition with production.
●	Use plasma pulse technology as a significant strategic edge over competitors to enhance production as applicable.
●	Expand and reshape our plasma pulse technology licensing domestically and internationally.
●	Build our E&P Company bench strength, by adding experienced key operational and financial management.
●	Unify company affiliates into one headquarter office location in Houston.
●	Release a new corporate presentation and investor awareness program that dynamically updates stakeholders about progress on our plan.

Secondary Phase in Higher Oil: Resource Conversion

Oil production and use will eventually reestablish global supply/demand equilibrium.

When it does, and the commodity can regain its footing with higher prices, our strategy will transition to an emphasis on bookable reserve growth and resource conversion driven by acquisition of large, repeatable drilling programs in known hydrocarbon bearing areas and further operational streamlining.

The board of directors and I are enthusiastic about the transformation occurring with Propell should provide significant added shareholder value. In the coming months, I look forward to meeting with shareholders and continuing to provide regular updates.

Sincerely,

C. Brian Boutte

SAFE HARBOR

This investor update includes forward-looking statements of our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the transformative changes we expect this year, the opportunities available to acquire and operate quality undervalued assets at low prices, our ability to optimize our assets value through increased production and proved reserve volumes from operational efficiencies, plasma pulse applications, drilling/workover programs, prudent capital allocation and general cost cutting, our ability to close an acquisition expeditiously with greater value for lower costs, and our ability to use our technical and operational skills to achieve higher profits and a greater return on capital, leverage our balance sheet to establish superior technical and operational capabilities and otherwise achieve our second quarter objectives. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others, our ability to effect the transformative changes we expect this year, find suitable acquisitions, optimize our assets through increased production and proved reserve volumes from operational efficiencies, plasma pulse applications, drilling/workover programs, prudent capital allocation and general cost cutting, use our technical and operational skills to achieve higher profits, leverage our balance sheet to establish superior technical and operational capabilities and the other factors described in our Form 10-K for the year ended December 31, 2014, and our other filings we have made or may make with the SEC. The information in this press release is provided only as of the date written, and we undertake no obligation to update any forward-looking statements contained in this press release on account of new information, future events, or otherwise, except as required by law.